For Immediate Release
Nov. 5, 2008
PNM Resources Announces Third Quarter Results
PNM utility continues improvement; Hurricane Ike impacts Texas operations
2008 ongoing earnings guidance range affirmed

(ALBUQUERQUE, N.M.) – PNM Resources (NYSE: PNM) today reported unaudited 2008 third quarter consolidated GAAP losses of $5.5 million, or $0.06 per diluted share, compared with earnings of $8.4 million, or $0.11 per diluted share, during the same period in 2007. Unaudited, consolidated quarterly ongoing earnings were $23.6 million, or $0.27 per diluted share, compared with earnings of $35.3 million, or $0.46 per diluted share in 2007. Reconciliations of GAAP to non-GAAP measures are shown in the attached schedules 1-12.

Quarterly earnings were affected by Hurricane Ike, which struck the Texas Gulf Coast on Sept. 13, 2008, and reduced sales volumes at First Choice Power and TNMP. The hurricane also depressed wholesale power prices and limited sales opportunities for EnergyCo. In addition, GAAP losses reflect a charge for the completion of the goodwill and intangible-asset impairment analysis at First Choice Power and a one-time write-off at EnergyCo related to its inventory balance of emission allowances under the Clean Air Interstate Rule. In July 2008, a federal appeals court invalidated CAIR.

“While our quarter-over-quarter results are lower, today we report financial results that demonstrate improvement in two key business areas,” said Jeff Sterba, PNM Resources chairman and CEO. “First, the PNM electric utility performance improved as a result of having a fuel clause in place and the implementation of new electric rates, which are the first steps of several designed to restore PNM back to financial health. Second, EnergyCo had a strong quarter, despite the lower power prices that were prevalent throughout Texas as a result of Ike. We expect EnergyCo to perform well moving forward, but we also expect power prices to be depressed well into 2009.

“On the regulatory front, we continue to make headway to ensure our utilities reach their earnings potential. As previously announced, we have filed rate cases for both PNM and TNMP, and we are progressing toward regulatory approval of the PNM gas operations sale,” Sterba said. In addition, we have permission from Texas regulators to seek recovery of Hurricane Ike repair costs – approximately $25 million to $30 million – in the current TNMP rate proceeding. On the other hand, First Choice Power continued to be affected by the fallout of gas-price volatility during the second quarter and bad-debt expense. Combined with the impact of Hurricane Ike, First Choice Power’s earnings remain below our expectations and last year’s performance.”

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THIRD QUARTER PERFORMANCE SUMMARY

In Texas, Hurricane Ike decreased demand and depressed wholesale prices for much of September. Lower wholesale prices reduced opportunities for EnergyCo and resulted in First Choice Power selling excess power at prices lower than purchase prices. In addition, First Choice Power bad debt increased $6.4 million pre-tax compared with the same period in 2007.

Impairment charges recorded by First Choice Power and a write-off of emission allowances at EnergyCo increased PNM Resources consolidated GAAP losses by $16.9 million, after income-tax impacts, or $0.20 per diluted share.

PNM electric improved compared with 2007, due to the implementation of new base rates, which added $0.16 per diluted share, and implementation of a fuel adjustment clause, which offset higher fuel and purchase power costs. PNM’s baseload facilities performed as expected as those resources finished the quarter with a weighted-average equivalent availability factor of 87.2 percent, compared with 87.0 percent in 2007.

YEAR-TO-DATE PERFORMANCE SUMMARY

For the first nine months of 2008, PNM Resources reported unaudited consolidated GAAP losses of $197.6 million, or $2.42 per diluted share, compared with earnings of $58.3 million, or $0.75 per diluted share, during the same period in 2007. GAAP losses include non-cash impairment charges and a write off of emission allowances, which total $157.3 million, after income-tax impacts.

Year-to-date unaudited, consolidated ongoing earnings were $19.3 million, or $0.24 per diluted share, compared with earnings of $80.2 million, or $1.03 per diluted share, during the same period in 2007.

QUARTERLY SEGMENT REPORTING OF EARNINGS

Regulated Operations

PNM Electric – a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.

•
PNM Electric reported ongoing earnings of $28.7 million, or $0.33 per diluted share, compared with ongoing 2007 earnings of $20.9 million, or $0.27 per diluted share. GAAP earnings were $15.8 million, or $0.18 per diluted share, compared with 2007 earnings of $1.4 million, or $0.02 per diluted share. 2007 GAAP earnings included an after-tax write-down of $11.8 million associated with the Afton Generating Station.

•	The implementation of higher electric rates contributed to earnings. Fuel clause revenues offset higher fuel and purchase power costs used to serve jurisdictional load.

TNMP – a transmission and distribution company in Texas.

•
TNMP reported ongoing earnings of $8.2 million, or $0.10 per diluted share, compared with $10.4 million, or $0.13 per diluted share, in 2007. GAAP earnings were $8.1 million, or $0.09 per diluted share, compared with 2007 earnings of $10.2 million, or $0.13 per diluted share.

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PNM Resources Reports Q3 Earnings                                                                                                11-5-08                                            p. 3 of 5

•
Reduced demand associated with Hurricane Ike and lower stranded cost revenue reflecting the Public Utility Commission of Texas’ final order on TNMP’s competitive transition costs negatively affected earnings and more than offset financing savings.

Unregulated Operations

First Choice Power – a competitive retail electric provider in the Electric Reliability Council of Texas.

•
First Choice Power reported negative ongoing EBITDA of $3.3 million, compared with ongoing EBITDA of $11.8 million in 2007. Bad debt expense reduced EBITDA by $6.4 million and the impact of lower sales volumes and Hurricane Ike reduced EBITDA by $5.4 million, compared with the same period last year.

•
First Choice Power had contracted to purchase power from Lehman Brothers Commodity Services, which filed bankruptcy in mid-September. Lehman’s default negatively affected First Choice’s ongoing EBITDA by $3.9 million. However, First Choice Power expects to offset most of those losses as a result of purchasing lower-priced replacement power during the fourth quarter.

•	First Choice Power reported ongoing losses of $3.0 million, or $0.03 per diluted share, compared with earnings of $6.8 million, or $0.09 per diluted share, in 2007.

•
GAAP losses were $16.5 million, or $0.19 per diluted share, compared with earnings of $2.7 million, or $0.04 per diluted share, in 2007. GAAP results reflect the completion of First Choice Power’s impairment analysis and recording of a non-cash impairment charge of $7.3 million, after income-tax impacts, which is in addition to the estimated impairment charge recorded in the second quarter. For the year, First Choice Power recorded after-tax impairment charges totaling $55.3 million.

•	Quarterly average retail margins were approximately $16 per megawatt-hour, compared with approximately $18 per megawatt-hour in 2007.

EnergyCo – jointly owned by PNM Resources and a subsidiary of Cascade Investment, L.L.C., EnergyCo owns two generating assets – the coal-fired Twin Oaks Power facility and the natural gas-fired Altura Cogen facility – and is one of the developers of a fourth unit at the Cedar Bayou Generating Station

•
PNM Resources' share of EnergyCo's ongoing EBITDA was $5.4 million, up from $1.7 million in 2007. EnergyCo had a power supply contract with Lehman Brothers Commodity Services. Since the Lehman commodity services’ default, EnergyCo has resold that power, and the net impact of the Lehman bankruptcy lowered PNM Resources’ share of EnergyCo EBITDA by $0.6 million.

•
PNM Resources' equity in ongoing net earnings of EnergyCo was $0.2 million, or $0.00 per diluted share, compared with earnings of $6.2 million, or $0.08 per diluted share, in 2007. PNM Resources' equity in the GAAP net losses of EnergyCo was $0.9 million, or $0.01 per diluted share, compared with earnings of $6.4 million, or $0.08 per diluted share, in 2007.

•
GAAP losses reflect the recording of a non-cash write-off related to EnergyCo’s inventory balance of emission allowances under the Clean Air Interstate Rule. PNM Resources’ share of the after-tax write-off is $9.6 million.

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PNM Resources Reports Q3 Earnings                                                                                                11-5-08                                            p. 4 of 5

•	For the quarter, Twin Oaks had an EAF of 95.1 percent and Altura Cogen produced an availability factor of 99.5 percent.

Corporate/Other  – a business segment that reflects costs at the PNM Resources holding company, comprised mainly of interest expense related to certain short- and long-term debt and existing hybrid securities.

•
Corporate/Other reported ongoing losses of $6.3 million, or $0.08 per diluted share, compared with losses of $5.9 million, or $0.07 per diluted share, in 2007. GAAP losses were $11.3 million, or $0.13 per diluted share, compared with losses of $9.1 million or $0.12 per diluted share, in 2007.

•
Savings from lower short-term interest rates and borrowings were more than offset by the higher interest rates associated with the remarketing of equity-linked securities and higher short-term bank fees associated with credit downgrades.

Discontinued Operations

PNM Gas: a natural gas utility with distribution and transmission assets.

•
PNM Gas reported ongoing losses of $4.2 million, or $0.05 per diluted share, compared with losses of $3.1 million, or $0.04 per diluted share, in 2007. PNM Gas reported GAAP losses of $0.6 million, or $0.00 per diluted share, compared with losses of $3.3 million, or $0.04 per diluted share, in 2007.

•	Reduced usage and lower off-system activities drove the slight year-over-year decline.

2008 ONGOING EARNINGS GUIDANCE

PNM Resources today also affirmed its 2008 consolidated ongoing earnings guidance range of $0.13 to $0.28 per diluted share, including the adverse impacts of Hurricane Ike and First Choice Power’s year-to-date performance. Management expects results to be in the lower end of the range. However, the risk of falling below the range exists if fourth quarter performance at First Choice Power comes in below current projections due to deterioration in unit margins and/or increased bad debt resulting from higher default rates. Also, current projections assume normal weather in New Mexico.

THIRD QUARTER EARNINGS CALL:  WEDNESDAY, NOV. 5, 2008 – 9 AM Eastern

PNM Resources will discuss third-quarter earnings results during a live conference call and Web cast Wednesday, Nov. 5, 2008, at 9 a.m. Eastern. Speaking on the call will be Jeff Sterba, PNM Resources chairman and CEO; Chuck Eldred, executive vice president and CFO; and Pat Vincent-Collawn, president and chief operating officer.

Investors, analysts and other participants can listen to the live conference call by dialing 877-718-5107  (toll free) or 719-325-4803 (toll) and referencing “the PNM Resources earnings call.” A telephone replay will be available at noon EDT until midnight Nov. 9 by dialing 888-203-1112  (toll free) or 719-457-0820 and using confirmation code 2254916.  A live Web cast of the call will be available at http://www.pnmresources.com/investors/events.cfm.
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Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2007 consolidated operating revenues from continuing and discontinued operations of $2.4 billion. Through its utility and energy subsidiaries, PNM Resources has more than 2,700 megawatts of generation resources and serves electricity to more than 859,000 homes and businesses in New Mexico and Texas and natural gas to more than 495,000 customers in New Mexico. The company also has a 50-percent ownership of EnergyCo, which owns approximately 920 megawatts of generation. For more information, visit www.PNMResources.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release that relate to future events or PNMR’s, PNM’s, or TNMP’s (collectively, “Issuers”) expectations, projections, estimates, intentions, goals, targets and strategies, are made pursuant to the Private Securities Litigation Reform Act of 1995.  Readers are cautioned that all forward-looking statements are based upon current expectations and estimates and Issuers assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, Issuers caution readers not to place undue reliance on these statements. Issuers’ business, financial condition, cash flow and operating results are influenced by many factors (which are often beyond their control) that can cause actual results to differ from those expressed or implied by the forward-looking statements. These factors include conditions affecting the Issuers’ ability to access the financial markets, or EnergyCo’s access to additional debt financing following the utilization of its existing credit facility, including actions by ratings agencies affecting the Issuers’ credit ratings, the economic downturn, and current turmoil in the credit markets, state and federal regulatory and legislative decisions and actions, including the PNM and TNMP electric rate cases filed in 2008, the risk that the closing of the pending sale of the PNM natural gas utility may not occur due to regulatory or other reasons, the performance of generating units and transmission systems, including PVNGS, SJGS, Four Corners, and EnergyCo generating units, and transmission systems, the risk that EnergyCo is unable to identify and implement profitable acquisitions, including development of the Cedar Bayou IV Generating Station, or that PNMR and ECJV will not agree to make additional capital contributions to EnergyCo, the potential unavailability of cash from PNMR’s subsidiaries or EnergyCo due to regulatory, statutory or contractual restrictions, the impacts of the decline in the values of marketable equity securities on the trust funds maintained to provide pension and other postretirement benefits, including the levels of funding and expense, the outcome of any appeals of the PUCT order in the stranded cost true-up proceeding, the ability of First Choice to attract and retain customers, changes in ERCOT protocols, changes in the cost of power acquired by First Choice,  collections experience, insurance coverage available for claims made in litigation, fluctuations in interest rates, weather, water supply, changes in fuel costs, the risk that PNM Electric may incur fuel and purchased power costs that exceed the cap allowed under its Emergency Fuel and Purchase Power Adjustment Clause, availability of fuel supplies, the effectiveness of risk management and commodity risk transactions, seasonality and other changes in supply and demand in the market for electric power, variability of wholesale power prices and natural gas prices, volatility and liquidity in the wholesale power markets and the natural gas markets, uncertainty regarding the ongoing validity of government programs for emission allowances, changes in the competitive environment in the electric and natural gas industries, the ability to secure long-term power sales, the risk that the Company and its subsidiaries and EnergyCo may have to commit to substantial capital investments and additional operating costs to comply with new environmental control requirements including possible future requirements to address concerns about global climate change, the risks associated with completion of generation, including pollution control equipment at SJGS, and the EnergyCo Cedar Bayou IV Generating Station, transmission, distribution, and other projects, including construction delays and unanticipated cost overruns, the outcome of legal proceedings, including pending appeals of PNM’s electric and gas rate cases and the Emergency FPPAC, changes in applicable accounting principles, and the performance of state, regional, and national economies.

Non-GAAP Financial Measures
PNM Resources (“the Company”) uses ongoing earnings, ongoing earnings per diluted share (or ongoing diluted earnings per share), EBITDA and ongoing EBITDA to evaluate the operations of the Company and to establish goals for management and employees.  While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with generally accepted accounting principles in the U.S. (GAAP). The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies.

CONTACTS:
Analysts                                                                                    Analysts & Media
Gina Jacobi, (505) 241-2211                                                                                       Frederick Bermudez, (505) 241-4831

                                                        (END)

PNM Resources
Schedule 1
2008 Reconciliation of Ongoing to GAAP Earnings
(Preliminary and Unaudited)

	Three Months Ended September 30, 2008
	(in thousands)
	Utilities			FCP	EnergyCo (50%)	Corp/ Other	PNMR
	PNM Electric	TNMP Electric	PNM Gas
Ongoing Earnings (Loss)	$ 28,650	$ 8,235	$ (4,184)	$ (3,015)	$ 242	$ (6,287)	$ 23,641

Non-Recurring Items
Acquisition/Divestiture	(339)	-	(4)	-	-	(3,055)	(3,398)
Business Improvement Plan	(116)	(142)	(68)	-	-	(1,966)	(2,292)
Economic mark-to-market hedges	(9,378)	-	342	(6,287)	8,543	-	(6,780)
Depreciation on gas assets	-	-	3,276	-	-	-	3,276
Impairment of intangible assets	-	-	-	(7,316)	(97)	-	(7,413)
Speculative trading	-	-	-	82	1	-	83
Unrealized impairments of NDT securities	(3,015)	-	-	-	-	-	(3,015)
Write-off of emissions allowances					(9,587)		(9,587)
Total Non-Recurring Items	(12,848)	(142)	3,546	(13,521)	(1,140)	(5,021)	(29,126)

GAAP Earnings (Loss) from Continuing Operations	15,802	8,093		(16,536)	(898)	(11,308)	(4,847)
GAAP Earnings (Loss) from Discontinued Operations			(638)				(638)
GAAP Net Earnings (Loss)	$ 15,802	$ 8,093	$ (638)	$ (16,536)	$ (898)	$ (11,308)	$ (5,485)

Ongoing earnings include earnings from discontinued operations and exclude the impact of non-recurring items and net unrealized mark-to-market gains and losses on economic hedges. Ongoing earnings also exclude gains and losses from speculative trading activity and unrealized losses recorded as impairments of assets held in the Nuclear Decommissioning Trust.

PNM Resources
Schedule 2
2008 Reconciliation of Ongoing to GAAP Earnings
(Preliminary and Unaudited)

	Nine Months Ended September 30, 2008
	(in thousands)
	Utilities			FCP	EnergyCo (50%)	Corp/ Other	PNMR
	PNM Electric	TNMP Electric	PNM Gas
Ongoing Earnings (Loss)	$ 18,261	$ 17,643	$ 14,993	$ (13,871)	$ 2,783	$ (20,489)	$ 19,320

Non-Recurring Items
Acquisition/Divestiture	(339)	-	(9)	-	-	(3,348)	(3,696)
Afton writedown	(1,199)	-	-	-	-	-	(1,199)
Business Improvement Plan	171	(146)	(143)	-	-	(4,434)	(4,552)
Depreciation on gas assets	-	-	9,705	-	-	-	9,705
Economic mark-to-market hedges	(3,016)	-	70	(446)	(3,247)	-	(6,639)
FIN 48 Interest	(1,922)	29	6	66	-	12	(1,809)
Gain on sale of merchant portfolio	3,083	-	-	-	-	-	3,083
Impairment of intangible assets	(51,143)	(34,456)	-	(55,317)	(6,784)	-	(147,700)
Regulatory disallowances	(18,273)	-	-	-	-	-	(18,273)
Speculative trading	-	-	-	(31,452)	(739)	-	(32,191)
Unrealized impairments of NDT securities	(4,070)	-	-	-	-	-	(4,070)
Write-off of emissions allowances					(9,587)		(9,587)
Total Non-Recurring Items	(76,708)	(34,573)	9,629	(87,149)	(20,357)	(7,770)	(216,928)

GAAP Earnings (Loss) from Continuing Operations	(58,447)	(16,930)		(101,020)	(17,574)	(28,259)	(222,230)
GAAP Earnings (Loss) from Discontinued Operations			24,622				24,622
GAAP Net Earnings (Loss)	$ (58,447)	$(16,930)	$ 24,622	$(101,020)	$ (17,574)	$ (28,259)	$(197,608)

Ongoing earnings include earnings from discontinued operations and exclude the impact of non-recurring items and net unrealized mark-to-market gains and losses on economic hedges. Ongoing earnings also exclude gains and losses from speculative trading activity and unrealized losses recorded as impairments of assets held in the Nuclear Decommissioning Trust.

PNM Resources
Schedule 3
2007 Reconciliation of Ongoing to GAAP Earnings
(Preliminary and Unaudited)

	Three Months Ended September 30, 2007
	(in thousands)
	Utilities			Altura	FCP	EnergyCo (50%)	Corp/ Other	PNMR
	PNM Electric	TNMP Electric	PNM Gas
Ongoing Earnings (Loss)	$ 20,934	$ 10,421	$ (3,102)	$ -	$ 6,802	$ 6,153	$ (5,865)	$35,343

Non-Recurring Items
Afton Write-Down	(11,780)	-	-	-	-	-	-	(11,780)
Business Improvement Plan	(4,186)	(193)	-	-	-	-	(3,227)	(7,606)
Economic mark-to-market hedges	(5,187)		(162)	-	(416)	94	-	(5,671)
Sale of Turbine	1,678	-	-	-	-	-	-	1,678
Speculative trading	-	-	-	-	(3,641)	134	-	(3,507)
Unrealized impairments of NDT securities	(85)	-	-	-	-	-	-	(85)
Total Non-Recurring Items	(19,560)	(193)	(162)	-	(4,057)	228	(3,227)	(26,971)

GAAP Earnings (Loss) from Continuing Operations	1,374	10,228		-	2,745	6,381	(9,092)	11,636
GAAP Earnings (Loss) from Discontinued Operations			(3,264)					(3,264)
GAAP Net Earnings (Loss)	$ 1,374	$ 10,228	$ (3,264)	$ -	$ 2,745	$ 6,381	$ (9,092)	$ 8,372

Ongoing earnings include earnings from discontinued operations and exclude the impact of non-recurring items and net unrealized mark-to-market gains and losses on economic hedges. Ongoing earnings also exclude gains and losses from speculative trading activity and unrealized losses recorded as impairments of assets held in the Nuclear Decommissioning Trust.

PNM Resources
Schedule 4
2007 Reconciliation of Ongoing to GAAP Earnings
(Preliminary and Unaudited)

	Nine Months Ended September 30, 2007
	(in thousands)
	Utilities			Altura	FCP	EnergyCo (50%)	Corp/ Other	PNMR
	PNM Electric	TNMP Electric	PNM Gas
Ongoing Earnings (Loss)	$ 40,136	$ 15,593	$ 9,511	$ 5,983	$19,220	$ 7,125	$ (17,391)	$80,177

Non-Recurring Items
Afton Write-Down	(11,780)	-	-	-	-	-	-	(11,780)
Business Improvement Plan	(4,186)	(193)	-	-	-	-	(3,229)	(7,608)
Economic mark-to-market hedges	(9,311)	-	160	-	489	94	-	(8,568)
Favorable Tax Decision	-	-	-	-	-	-	16,038	16,038
JV Formation Costs	-	-	-	-	-	-	(2,543)	(2,543)
Loss on Altura Contribution	-	-	-	-	-	-	(2,197)	(2,197)
Sale of Turbine	1,678	-	-	-	-	-	-	1,678
Speculative trading	-	-	-	-	(4,715)	130	-	(4,585)
Twin Oaks III Impairment	-	-	-	-	-	-	(2,042)	(2,042)
Unrealized impairments of NDT securities	(293)	-	-	-	-	-	-	(293)
Total Non-Recurring Items	(23,892)	(193)	160	-	(4,226)	224	6,027	(21,900)

GAAP Earnings (Loss) from Continuing Operations	16,244	15,400		5,983	14,994	7,349	(11,364)	48,606
GAAP Earnings (Loss) from Discontinued Operations			9,671					9,671
GAAP Net Earnings (Loss)	$ 16,244	$ 15,400	$ 9,671	$ 5,983	$14,994	$ 7,349	$ (11,364)	$58,277

Ongoing earnings include earnings from discontinued operations and exclude the impact of non-recurring items and net unrealized mark-to-market gains and losses on economic hedges. Ongoing earnings also exclude gains and losses from speculative trading activity and unrealized losses recorded as impairments of assets held in the Nuclear Decommissioning Trust.

PNM Resources
Schedule 5:
2008 Reconciliation of Ongoing to GAAP Earnings Per Share
(Preliminary and Unaudited)

		Three Months Ended September 30, 2008

		Utilities			FCP	EnergyCo (50%)	Corp/ Other	PNMR
		PNM Electric	TNMP Electric	PNM Gas
Ongoing Earnings (Loss)		$ 0.33	$ 0.10	$ (0.05)	$ (0.03)	$ -	$ (0.08)	$ 0.27

Non-Recurring Items
Acquisition/Divestiture		0.00	-	0.00	-	-	(0.04)	(0.04)
Business Improvement Plan		0.00	(0.01)	0.00	-	-	(0.01)	(0.02)
Economic mark-to-market hedges		(0.11)	-	0.00	(0.07)	0.10	-	(0.08)
Depreciation on gas assets		-	-	0.05	-	-	-	0.05
Impairment of intangible assets		-	-	-	(0.09)	-	-	(0.09)
Speculative trading		-	-	-	0.00	0.00	-	0.00
Unrealized impairments of NDT securities		(0.04)	-	-	-	-	-	(0.04)
Write-off of emissions allowances						(0.11)		(0.11)
Total Non-Recurring Items		(0.15)	(0.01)	0.05	(0.16)	(0.01)	(0.05)	(0.33)

GAAP Earnings (Loss) from Continuing Operations		0.18	0.09		(0.19)	(0.01)	(0.13)	(0.06)
GAAP Earnings (Loss) from Discontinued Operations				0.00				0.00
GAAP Net Earnings (Loss)		$ 0.18	$ 0.09	$ 0.00	$ (0.19)	$ (0.01)	$ (0.13)	$(0.06)
Average Shares Outstanding (Basic and Diluted):	86,408,035

Ongoing earnings include earnings from discontinued operations and exclude the impact of non-recurring items and net unrealized mark-to-market gains and losses on economic hedges. Ongoing earnings also exclude gains and losses from speculative trading activity and unrealized losses recorded as impairments of assets held in the Nuclear Decommissioning Trust.

PNM Resources
Schedule 6:
2008 Reconciliation of Ongoing to GAAP Earnings Per Share
(Preliminary and Unaudited)

		Nine Months Ended September 30, 2008

		Utilities			FCP	EnergyCo (50%)	Corp/ Other	PNMR
		PNM Electric	TNMP Electric	PNM Gas
Ongoing Earnings (Loss)		$ 0.22	$ 0.22	$ 0.18	$ (0.17)	$ 0.03	$ (0.24)	$ 0.24

Non-Recurring Items
Acquisition/Divestiture		-	-	0.00	-	-	(0.04)	(0.04)
Afton writedown		(0.02)	-	-	-	-	-	(0.02)
Business Improvement Plan		-	-	0.00	-	-	(0.05)	(0.05)
Depreciation on gas assets		-	-	0.12	-	-	-	0.12
Economic mark-to-market hedges		(0.04)	-	0.00	(0.01)	(0.04)	-	(0.09)
FIN 48 Interest		(0.02)	-	0.00	-	-	-	(0.02)
Gain on sale of merchant portfolio		0.04	-	-	-	-	-	0.04
Impairment of intangible assets		(0.63)	(0.43)	-	(0.68)	(0.09)	-	(1.83)
Regulatory disallowances		(0.22)	-	-	-	-	-	(0.22)
Speculative trading		-	-	-	(0.38)	(0.01)	-	(0.39)
Unrealized impairments of NDT securities		(0.05)	-	-	-	-	-	(0.05)
Write-off of emissions allowances						(0.11)		(0.11)
Total Non-Recurring Items		(0.94)	(0.43)	0.12	(1.07)	(0.25)	(0.09)	(2.66)

GAAP Earnings (Loss) from Continuing Operations		(0.72)	(0.21)		(1.24)	(0.22)	(0.33)	(2.72)
GAAP Earnings (Loss) from Discontinued Operations				0.30				0.30
GAAP Net Earnings (Loss)		$ (0.72)	$ (0.21)	$ 0.30	$ (1.24)	$ (0.22)	$ (0.33)	$(2.42)
Average Shares Outstanding (Basic and Diluted):	81,669,330

Ongoing earnings include earnings from discontinued operations and exclude the impact of non-recurring items and net unrealized mark-to-market gains and losses on economic hedges. Ongoing earnings also exclude gains and losses from speculative trading activity and unrealized losses recorded as impairments of assets held in the Nuclear Decommissioning Trust.

PNM Resources
Schedule 7:
2007 Reconciliation of Ongoing to GAAP Earnings Per Share
(Preliminary and Unaudited)

		Three Months Ended September 30, 2007

		Utilities			Altura	FCP	EnergyCo (50%)	Corp/ Other	PNMR
		PNM Electric	TNMP Electric	PNM Gas
Ongoing Earnings (Loss)		$ 0.27	$ 0.13	$ (0.04)	$ -	$ 0.09	$ 0.08	$ (0.07)	$ 0.46

Non-Recurring Items
Afton Write-Down		(0.15)	-	-	-	-	-	-	(0.15)
Business Improvement Plan		(0.05)	(0.00)	-	-	-	-	(0.05)	(0.10)
Economic mark-to-market hedges		(0.07)	-	(0.00)	-	0.00	0.00	-	(0.07)
Sale of Turbine		0.02	-	-	-	-	-	-	0.02
Speculative trading		-	-	-	-	(0.05)	0.00	-	(0.05)
Unrealized impairments of NDT securities		0.00	-	-	-	-	-	-	0.00
Total Non-Recurring Items		(0.25)	(0.00)	(0.00)	-	(0.05)	0.00	(0.05)	(0.35)

GAAP Earnings (Loss) from Continuing Operations		0.02	0.13		-	0.04	0.08	(0.12)	0.15
GAAP Earnings (Loss) from Discontinued Operations				(0.04)					(0.04)
GAAP Net Earnings (Loss)		$ 0.02	$ 0.13	$ (0.04)	$ -	$ 0.04	$ 0.08	$ (0.12)	$ 0.11
Average Diluted Shares Outstanding:	77,561,189

Ongoing earnings include earnings from discontinued operations and exclude the impact of non-recurring items and net unrealized mark-to-market gains and losses on economic hedges. Ongoing earnings also exclude gains and losses from speculative trading activity and unrealized losses recorded as impairments of assets held in the Nuclear Decommissioning Trust.

PNM Resources
Schedule 8:
2007 Reconciliation of Ongoing to GAAP Earnings Per Share
(Preliminary and Unaudited)

	Nine Months Ended September 30, 2007

	Utilities			Altura	FCP	EnergyCo (50%)	Corp/ Other	PNMR
	PNM Electric	TNMP Electric	PNM Gas
Ongoing Earnings (Loss)	$ 0.51	$ 0.20	$ 0.12	$ 0.08	$ 0.25	$ 0.09	$ (0.22)	$ 1.03

Non-Recurring Items
Afton Write-Down	(0.15)	-	-	-	-	-	-	(0.15)
Business Improvement Plan	(0.05)	0.00	-	-	-	-	(0.05)	(0.10)
Economic mark-to-market hedges	(0.12)	-	0.00	-	0.01	0.00	-	(0.11)
Favorable Tax Decision	-	-	-	-	-	-	0.21	0.21
JV Formation Costs	-	-	-	-	-	-	(0.03)	(0.03)
Loss on Altura Contribution	-	-	-	-	-	-	(0.03)	(0.03)
Sale of Turbine	0.02	-	-	-	-	-	-	0.02
Speculative trading	-	-	-	-	(0.07)	0.00	-	(0.07)
Twin Oaks III Impairment	-	-	-	-	-	-	(0.02)	(0.02)
Unrealized impairments of NDT securities	0.00	-	-	-	-	-	-	0.00
Total Non-Recurring Items	(0.30)	0.00	0.00	-	(0.06)	0.00	0.08	(0.28)

GAAP Earnings (Loss) from Continuing Operations	0.21	0.20		0.08	0.19	0.09	(0.14)	0.63
GAAP Earnings (Loss) from Discontinued Operations			0.12					0.12
GAAP Net Earnings (Loss)	$ 0.21	$ 0.20	$ 0.12	$ 0.08	$ 0.19	$ 0.09	$ (0.14)	$ 0.75

Ongoing earnings include earnings from discontinued operations and exclude the impact of non-recurring items and net unrealized mark-to-market gains and losses on economic hedges. Ongoing earnings also exclude gains and losses from speculative trading activity and unrealized losses recorded as impairments of assets held in the Nuclear Decommissioning Trust.

PNM Resources
Schedule 9:
2008 Reconciliation of EnergyCo GAAP Net Income to Ongoing EBITDA
(Preliminary and Unaudited)

	September 30, 2008
	Three Months Ended	Nine Months Ended
	(in thousands)

GAAP Net Income (Loss)	$(2,308)	$(58,917)

Interest expense	3,662	15,019
Income tax	64	(229)
Depreciation and amortization expense	7,659	22,886
Purchase accounting contract amortizations	(1,996)	2,377
Losses on forward mark on economic hedges	(28,287)	10,749
Speculative trading	(2)	2,446
Write-off of emissions allowances	31,739	31,739
Impairment of intangible assets	321	22,851

Ongoing EnergyCo EBITDA	10,852	48,921

50 percent of Ongoing EBITDA (PNMR share)	$5,426	$24,461

PNM Resources
Schedule 10:
2007 Reconciliation of EnergyCo GAAP Net Income to Ongoing EBITDA
(Preliminary and Unaudited)

	September 30, 2007
	Three Months Ended	Nine Months Ended
	(in thousands)

GAAP Net Income (Loss)	$18,815	$20,866

Interest expense	6,978	7,796
Income tax	399	399
Depreciation and amortization expense	5,790	7,318
Purchase accounting contract amortizations	(27,842)	(35,455)
Losses on forward mark on economic hedges	(526)	(526)
Speculative trading	(215)	(215)

Ongoing EnergyCo EBITDA	3,399	183

50 percent of Ongoing EBITDA (PNMR share)	$1,700	$92

PNM Resources
Schedule 11:
2008 Reconciliation of GAAP Net Earnings to Ongoing EBITDA by Segment
(Preliminary and Unaudited)
(in millions)

	Three Months Ended September 30, 2008
	PNM Electric	TNMP Electric	PNM Gas	First Choice	Corporate & Other	PNMR Consolidated
GAAP Net Earnings (Loss)	$15.8	$8.1	$(0.6)	$(16.5)	$(12.3)	$(5.5)

Interest charges	20.3	4.2	3.4	1.8	12.8	42.5
Income taxes	9.5	4.9	0.8	(6.8)	(10.7)	(2.3)
Depreciation and amortization	21.0	9.9	0.0	0.6	4.5	36.0

EBITDA	66.6	27.1	3.6	(20.9)	(5.7)	70.7

Ongoing adjustments	21.3	0.2	(5.9)	17.6	10.2	43.4

Ongoing EBITDA	$87.9	$27.3	$(2.3)	$(3.3)	$4.5	$114.1

	Nine Months Ended September 30, 2008
	PNM Electric	TNMP Electric	PNM Gas	First Choice	Corporate & Other	PNMR Consolidated
GAAP Net Earnings (Loss)	$(58.4)	$(16.9)	$24.6	$(101.0)	$(45.9)	$(197.6)

Interest charges	51.8	13.6	9.9	2.5	30.9	108.7
Income taxes	(5.1)	10.6	16.3	(28.4)	(32.7)	(39.3)
Depreciation and amortization	62.8	27.0	0.0	1.7	13.2	104.7

EBITDA	51.1	34.3	50.8	(125.2)	(34.5)	(23.5)

Ongoing adjustments	93.5	34.6	(15.9)	108.0	46.5	266.7

Ongoing EBITDA	$144.6	$68.9	$34.9	$(17.2)	$12.0	$243.2

PNM Resources
Schedule 12:
2007 Reconciliation of GAAP Net Earnings to Ongoing EBITDA by Segment
(Preliminary and Unaudited)
(in millions)

	Three Months Ended September 30, 2007
	PNM Electric	TNMP Electric	PNM Gas	Altura	First Choice	Corporate & Other	PNMR Consolidated
GAAP Net Earnings (Loss)	$1.4	$10.2	$(3.3)	$0.0	$2.7	$(2.6)	$8.4

Interest charges	13.0	5.8	3.9	0.0	0.6	12.0	35.3
Income taxes	0.4	5.5	(2.1)	0.0	1.7	(3.4)	2.1
Depreciation and amortization	20.7	7.1	5.3	0.0	0.5	3.1	36.7

EBITDA	35.5	28.6	3.8	0.0	5.5	9.1	82.5

Ongoing adjustments	32.4	0.3	0.3	0.0	6.3	4.9	44.2

Ongoing EBITDA	$67.9	$28.9	$4.1	$0.0	$11.8	$14.0	$126.7

	Nine Months Ended September 30, 2007
	PNM Electric	TNMP Electric	PNM Gas	Altura	First Choice	Corporate & Other	PNMR Consolidated
GAAP Net Earnings (Loss)	$16.2	$15.4	$9.7	$6.0	$15.0	$(4.0)	$58.3

Interest charges	38.9	19.7	9.7	8.6	1.8	24.3	103.0
Income taxes	9.6	7.8	6.3	3.9	9.1	(31.7)	5.0
Depreciation and amortization	62.2	21.1	16.3	7.7	1.4	8.2	116.9

EBITDA	126.9	64.0	42.0	26.2	27.3	(3.2)	283.2

Ongoing adjustments	39.6	0.3	(0.3)	0.0	6.6	16.1	62.3

Ongoing EBITDA	$166.5	$64.3	$41.7	$26.2	$33.9	$12.9	$345.5

PNM RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(In thousands, except per share amounts)

Operating Revenues:
Electric	$ 607,023	$ 569,575	$ 1,551,668	$ 1,511,814
Other	53	334	221	708
Total operating revenues	607,076	569,909	1,551,889	1,512,522

Operating Expenses:
Cost of energy	393,623	375,006	1,026,702	903,283
Administrative and general	60,999	56,507	167,753	165,434
Energy production costs	46,471	57,223	143,231	156,279
Impairment of goodwill and other intangible assets	7,906	-	144,085	-
Regulatory disallowances	-	-	30,248	-
Depreciation and amortization	36,752	31,441	105,438	100,504
Transmission and distribution costs	14,981	14,347	43,467	43,955
Taxes other than income taxes	12,680	12,153	39,032	45,484
Total operating expenses	573,412	546,677	1,699,956	1,414,939
Operating income (loss)	33,664	23,232	(148,067)	97,583

Other Income and Deductions:
Interest income	7,248	10,144	17,190	27,519
Gains (losses) on investments held by NDT	(5,697)	3,897	(10,079)	6,898
Other income	2,834	1,574	4,950	5,294
Equity in net earnings (loss) of EnergyCo	(1,485)	10,556	(29,091)	12,166
Minority interest in earnings of Valencia	(3,451) (1,785)	- (2,037)	(4,452) (8,866)	- (8,517)
Other deductions
Net other income and deductions	(2,336)	24,134	(30,348)	43,360

Interest Charges:
Interest on long-term debt	29,518	21,298	72,622	58,197
Other interest charges	9,634	10,088	26,384	35,084
Total interest charges	39,152	31,386	99,006	93,281

Earnings (Loss) before Income Taxes	(7,824)	15,980	(277,421)	47,662

Income Taxes (Benefit)	(3,109)	4,212	(55,587)	(1,340)

Preferred Stock Dividend Requirements of Subsidiary	132	132	396	396

Earnings (Loss) from Continuing Operations	(4,847)	11,636	(222,230)	48,606

Earnings (Loss) from Discontinued Operations, net of Income
Taxes (Benefit) of $820, $(2,139), $16,299 and $6,337	(638)	(3,264)	24,622	9,671

Net Earnings (Loss)	$(5,485)	$ 8,372	$(197,608)	$ 58,277

Earnings (Loss) from Continuing Operations per Common Share:
Basic	$ (0.06)	$ 0.15	$ (2.72)	$ 0.63
Diluted	$ (0.06)	$ 0.15	$ (2.72)	$ 0.62
Net Earnings (Loss) per Common Share:
Basic	$ (0.06)	$ 0.11	$ (2.42)	$ 0.76
Diluted	$ (0.06)	$ 0.11	$ (2.42)	$ 0.75

Dividends Declared per Common Share	$ 0.125	$ 0.230	$ 0.480	$ 0.690

The following table shows PNM Electric operating revenues by customer class, including intersegment revenues and average number of customers:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2008	2007	Change	%	2008	2007	Change	%
	(Dollars in millions)
Residential	$89.3	$78.0	$11.3	14.5	$227.1	$204.2	$22.9	11.2
Commercial	98.9	85.7	13.2	15.4	248.0	223.6	24.4	10.9
Industrial	27.3	25.7	1.6	6.2	78.4	74.9	3.5	4.7
Transmission	7.7	7.2	0.5	6.9	19.2	20.4	(1.2)	(5.9)
Other retail	11.5	9.5	2.0	21.1	27.2	23.8	3.4	14.3
Wholesale long-term sales	43.7	50.5	(6.8)	(13.5)	126.3	112.4	13.9	12.4
Wholesale short-term sales	78.0	103.9	(25.9)	(24.9)	268.9	241.8	27.1	11.2
	$356.4	$360.5	$(4.1)	(1.1)	$995.1	$901.1	$94.0	10.4
Average retail customers (thousands)	495.6	490.0	5.6	1.1	494.7	488.3	6.4	1.3

The following table shows PNM Electric GWh sales by customer class:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2008	2007	Change	%	2008	2007	Change	%
	(Gigawatt hours)
Residential	898.8	945.9	(47.1)	(5.0)	2,474.7	2,471.5	3.2	0.1
Commercial	1,142.6	1,181.3	(38.7)	(3.3)	3,069.2	3,050.9	18.3	0.6
Industrial	408.1	488.6	(80.5)	(16.5)	1,260.4	1,453.1	(192.7)	(13.3)
Other retail	80.6	79.9	0.7	0.9	211.4	199.7	11.7	5.9
Wholesale long-term sales	740.5	867.8	(127.3)	(14.7)	2,167.7	2,042.5	125.2	6.1
Wholesale short-term sales	764.7	1,601.8	(837.1)	(52.3)	2,883.9	4,055.7	(1,171.8)	(28.9)
	4,035.3	5,165.3	(1,130.0)	(21.9)	12,067.3	13,273.4	(1,206.1)	(9.1)

The following table shows TNMP Electric operating revenues by customer class, including intersegment revenues, and average number of customers:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2008	2007	Change	%	2008	2007	Change	%
	(Dollars in millions)
Residential	$22.3	$23.4	$(1.1)	(4.7)	$55.4	$53.8	$1.6	3.0
Commercial	18.0	19.2	(1.2)	(6.3)	53.5	52.9	0.6	1.1
Industrial	3.5	2.1	1.4	66.7	10.0	5.6	4.4	78.6
Other	7.3	8.0	(0.7)	(8.8)	21.5	24.8	(3.3)	(13.3)
	$51.1	$52.7	$(1.6)	(3.0)	$140.4	$137.1	$3.3	2.4
Average customers (thousands(1))	230.3	226.8	3.5	1.5	229.0	225.8	3.2	1.4

(1)
Under TECA, customers of TNMP Electric in Texas have the ability to choose First Choice or any other REP to provide energy.  The average customers reported above include (in thousands) 111.0 and 135.3 and customers of TNMP Electric for the three months ended September 30, 2008 and 2007 and 118.3 and 139.4 customers for the nine months ended September 30, 2008 and 2007 who have chosen First Choice as their REP.  These customers are also included in the First Choice segment.

The following table shows TNMP Electric GWh sales by customer class:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2008	2007	Change	%	2008	2007	Change	%
	(Gigawatt hours (1))
Residential	811.3	860.4	(49.1)	(5.7)	1,987.2	1,978.7	8.5	0.4
Commercial	618.6	664.8	(46.2)	(6.9)	1,679.5	1,687.6	(8.1)	(0.5)
Industrial	482.9	543.7	(60.8)	(11.2)	1,542.5	1,424.9	117.6	8.3
Other	28.8	26.4	2.4	9.1	81.5	74.5	7.0	9.4
	1,941.6	2,095.3	(153.7)	(7.3)	5,290.7	5,165.7	125.0	2.4

(1)
The GWh sales reported above include 467.2 and 651.4 GWhs for the three months ended September 30, 2008 and 2007 and 1,295.2 and 1,611.7 GWhs for the nine months ended September 30, 2008 and 2007 used by customers of TNMP Electric, who have chosen First Choice as their REP.  These GWhs are also included below in the First Choice segment.

The following table shows PNM Gas operating revenues by customer class included in earnings from discontinued operations within the presentation of Condensed Consolidated Statements of Earnings (Loss) and average number of customers:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2008	2007	Change	%	2008	2007	Change	%
	(Dollars in millions)
Residential	$39.5	$31.4	$8.1	25.8	$255.4	$232.1	$23.3	10.0
Commercial	14.1	10.4	3.7	35.6	77.8	71.0	6.8	9.6
Industrial	0.6	0.5	0.1	20.0	2.8	1.5	1.3	86.7
Transportation(1)	2.5	2.5	-	-	12.3	10.9	1.4	12.8
Other	6.6	14.7	(8.1)	(55.1)	31.0	35.6	(4.6)	(12.9)
	$63.3	$59.5	$3.8	6.4	$379.3	$351.1	$28.2	8.0
Average customers (thousands)	494.4	489.9	4.5	0.9	496.3	490.8	5.5	1.1

(1)	Customer-owned gas.

The following table shows PNM Gas throughput by customer class:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2008	2007	Change	%	2008	2007	Change	%
	(Thousands of Decatherms)
Residential	2,170.6	2,244.2	(73.6)	(3.3)	20,205.7	20,015.1	190.6	1.0
Commercial	1,059.9	1,138.3	(78.4)	(6.9)	7,131.2	7,287.7	(156.5)	(2.1)
Industrial	52.2	65.0	(12.8)	(19.7)	280.1	178.3	101.8	57.1
Transportation(1)	8,175.2	9,784.0	(1,608.8)	(16.4)	28,744.5	30,733.0	(1,988.5)	(6.5)
Other	348.1	1,773.7	(1,425.6)	(80.4)	2,338.1	3,598.7	(1,260.6)	(35.0)
	11,806.0	15,005.2	(3,199.2)	(21.3)	58,699.6	61,812.8	(3,113.2)	(5.0)

(1)	Customer-owned gas.

The following table shows First Choice operating revenues by customer class, including intersegment revenues, and actual number of customers:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2008	2007	Change	%	2008	2007	Change	%
	(Dollars in millions)
Residential	$144.9	$124.1	$20.8	16.8	$331.3	$298.1	$33.2	11.1
Mass-market	16.7	16.2	0.5	3.1	46.3	50.5	(4.2)	(8.3)
Mid-market	42.7	40.5	2.2	5.4	116.1	109.5	6.6	6.0
Trading gains (losses)	0.1	(5.7)	5.8	(101.8)	(48.9)	(7.3)	(41.6)	569.9
Other	10.6	2.6	8.0	307.7	16.6	12.5	4.1	32.8
	$215.0	$177.7	$37.3	21.0	$461.4	$463.3	$(1.9)	(0.4)
Actual customers (thousands)(1,2)	233.8	258.6	(24.8)	(9.6)	233.8	258.6	(24.8)	(9.6)

(1)	See note above in the TNMP Electric segment discussion about the impact of TECA.

(2)	Due to the competitive nature of First Choice’s business, actual customer count at September 30 is presented in the table above as a more representative business indicator than average customers.

The following table shows First Choice GWh electric sales by customer class:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2008	2007	Change	%	2008	2007	Change	%
	(Gigawatt hours) (1)
Residential	772.9	886.5	(113.6)	(12.8)	2,045.8	2,139.5	(93.7)	(4.4)
Mass-market	73.1	101.3	(28.2)	(27.8)	236.1	312.7	(76.6)	(24.5)
Mid-market	340.8	348.9	(8.1)	(2.3)	924.1	944.5	(20.4)	(2.2)
Other	2.7	11.3	(8.6)	(76.1)	12.5	21.6	(9.1)	(42.1)
	1,189.5	1,348.0	(158.5)	(11.8)	3,218.5	3,418.3	(199.8)	(5.8)

(1)	See note above in the TNMP Electric segment discussion about the impact of TECA.